UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2015

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 South Killian Drive, Lake Park, FL	33403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 328-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations.

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2015, the Company entered into a certain business development consulting agreement with J.N.B., LLC. (“JNB”), a private Florida based advisory services firm, pursuant to which JNB will be working with us in connection with the development and cultivation of a broad array of strategically valuable relationships with potential industrial partners and customers, principally in relation to our EcoSmart oil and gas vertical markets. The agreement calls for twelve fixed obligation payments totaling $170,500 to be made by us to JNB over the next twelve months, half of which amount is payable during the 90 day period following the date of this Current Report on Form 8-K.

The foregoing description of the business development consulting agreement with JNB is merely a brief summary of certain of its key terms and is qualified in its entirety by reference to the specific provisions of such agreement, a copy of which is filed as Exhibit 10.47 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d) Exhibits

Exhibit No.	Description
10.47	Business development consulting agreement by and among Findex.com, Inc. and J.N.B., LLC. dated November 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 2015

FINDEX.COM, INC.

By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer